                                                                   EXHIBIT 4.02

                           REGISTRATION RIGHTS AGREEMENT

              THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of June 10, 1999 among Ceridian Corporation, a Delaware corporation (the "COMPANY"), and Banc of America Securities LLC ("Banc of America"), Chase Securities Inc., Bank of New York Capital Markets, Inc., TD Securities (USA) Inc. and U.S. Bancorp Piper Jaffray Inc. (collectively, the "INITIAL PURCHASERS").

              This Agreement is made pursuant to the Purchase Agreement, dated as of June 8, 1999 (the "PURCHASE AGREEMENT"), between the Company, as issuer of the 7.25% Senior Notes due June 1, 2004 (the "NOTES"), and the Initial Purchasers, which provides for, among other things, the sale by the Company to the Initial Purchasers of the aggregate principal amount of Notes specified therein. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closings under the Purchase Agreement.

              In consideration of the foregoing, the parties hereto agree as follows:

              1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

              "ADVICE" shall have the meaning set forth in the last paragraph of
Section 3(u) hereof.

              "AFFILIATE" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

              "APPLICABLE PERIOD" shall have the meaning set forth in Section 3(u) hereof.

              "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or required by law or executive order to remain closed.

              "COMPANY" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

              "CONSUMMATION DATE" shall have the meaning set forth in Section 2(a) hereof.

              "DEPOSITARY" shall mean The Depository Trust Company, or any other depositary appointed by the Company; PROVIDED that such depositary must have an address in the Borough of Manhattan, in The City of New York, New York.

              "EFFECTIVE DATE" shall have the meaning set forth in Section 2(a) hereof.

              "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 2(b) hereof.

              "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

              "EXCHANGE NOTES" shall mean the 7.25% Senior Notes due June 1, 2004 issued by the Company under the Indenture containing terms identical to the Notes (except that (x) interest thereon shall accrue from the last date on which interest has been paid on the Notes or, if no such interest has been paid, from the date of the original issue of the Notes and (y) they will not contain terms with respect to transfer restrictions under the Securities Act and will not provide for any Liquidated Damages thereon). Unless the context otherwise indicates, the term Exchange Notes shall include Private Exchange Notes.

              "EXCHANGE OFFER" shall mean the offer by the Company to the Holders to exchange all of the Registrable Notes for a like amount of Exchange Notes pursuant to Section 2(a) hereof.

              "EXCHANGE OFFER REGISTRATION" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

              "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

              "EXCHANGE PERIOD" shall have the meaning set forth in Section 2(a) hereof.

              "FILING DATE" shall have the meaning set forth in Section 2(a) hereof.

              "HOLDER" shall mean any Initial Purchaser, for so long as it owns any Registrable Notes, and each of its respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture.

              "INDEMNIFIED PERSON" shall have the meaning set forth in Section 4(a) hereof.

              "INDEMNIFIED PERSON INFORMATION" shall have the meaning set forth in Section 4(a) hereof.

              "INDENTURE" shall mean the Indenture, dated as of June 10, 1999, between the Company, as issuer, and The Bank of New York, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

              "INITIAL PURCHASERS" shall have the meaning set forth in the preamble.

              "INSPECTORS" shall have the meaning set forth in Section 3(o) hereof.

              "ISSUE DATE" shall mean June 10, 1999, the date of delivery of the Notes from the Company to the Initial Purchasers.

              "LIQUIDATED DAMAGES" shall have the meaning set forth in Section 2(e) hereof.

              "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of outstanding Notes.

              "NOTES" shall have the meaning set forth in the preamble to this Agreement.

              "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in
Section 3(u) hereof.

              "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company or a government or agency or political subdivision thereof.

              "PRIVATE EXCHANGE" shall have the meaning set forth in Section 2(b) hereof.

              "PRIVATE EXCHANGE NOTES" shall have the meaning set forth in
Section 2(b) hereof.

              "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all documents incorporated by reference therein.

              "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

              "RECORDS" shall have the meaning set forth in Section 3(o) hereof.

              "REGISTRABLE NOTES" shall mean all Notes and Private Exchange Notes; PROVIDED, HOWEVER, that Notes shall cease to be Registrable Notes when the earlier of the following occurs: (i) a Registration Statement with respect to such Notes or Private Exchange Notes for the exchange or resale thereof shall have been declared effective under the Securities Act and such Notes or Private Exchange Notes shall have been exchanged or disposed of pursuant to such Registration Statement, (ii) such Notes or Private Exchange Notes shall have been sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or are eligible to be sold without restriction as contemplated by Rule 144(k), (iii) such Notes or Private Exchange Notes shall have ceased to be outstanding, (iv) no Shelf Registration Event has occurred and the Exchange Offer has concluded in accordance with the provisions hereof, or (v) upon consummation of the Exchange Offer but only with respect to Notes held by a Holder that are eligible to receive fully tradeable Exchange Notes in connection with the Exchange Offer.

              "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Notes in accordance with the rules and regulations of the NASD,
(ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Exchange Notes on any securities exchange or exchanges, (vi) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to the performance of and compliance with this Agreement, (vii) the reasonable fees and expenses of the Trustee and its counsel and any exchange agent, escrow agent or custodian, and
(viii) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding fees of counsel to the underwriters and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

              "REGISTRATION STATEMENT" shall mean any registration statement of the Company which covers any Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

              "REPRESENTATIVE" shall have the meaning set forth in Section 3(a) hereof.

              "RULE 144(k) PERIOD" shall mean the period of two years (or such other period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

              "SEC" shall mean the Securities and Exchange Commission.

              "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

              "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 2(b) hereof.

              "SHELF REGISTRATION EVENT" shall have the meaning set forth in
Section 2(b) hereof.

              "SHELF REGISTRATION EVENT DATE" shall have the meaning set forth in Section 2(b) hereof.

              "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Notes on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

              "TIA" shall have the meaning set forth in Section 3(l) hereof.

              "TRUSTEE" shall mean the trustee under the Indenture.

              2.  REGISTRATION UNDER THE SECURITIES ACT.

              (a) EXCHANGE OFFER. Except as set forth in Section 2(b) below, the Company shall, for the benefit of the Holders, at the Company's cost (i) cause to be filed with the SEC an Exchange Offer Registration Statement on an appropriate form under the Securities Act relating to the Exchange Offer within 120 calendar days after the Issue Date (the "FILING DATE"), (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC within 210 calendar days after the Issue Date (the"EFFECTIVE DATE"), (iii) use its reasonable best efforts to keep such Exchange Offer Registration Statement effective for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders and (iv) use its reasonable best efforts to cause the Exchange Offer to be consummated within 35 calendar days after the date that the Exchange Offer Registration Statement is declared effective (the "CONSUMMATION DATE"). Promptly after the effectiveness of the Exchange Offer Registration Statement, the Company shall commence the Exchange Offer, it being the objective of such Exchange Offer to enable each eligible Holder to exchange Registrable Notes for a like principal amount of Exchange Notes (PROVIDED that such Holder (i) is not an Affiliate of the Company, (ii) is not a broker-dealer tendering Registrable Notes acquired directly from the Company, (iii) acquires the Exchange Notes in the ordinary course of such Holder's business and (iv) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing Exchange Notes).

              In connection with the Exchange Offer, the Company shall:


              (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

              (ii) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "EXCHANGE PERIOD");

              (iii) utilize the services of the Depositary for the Exchange Offer with respect to Notes represented by a global certificate;

              (iv) permit each Holder to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice to Holders, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the series and amount of Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged;

              (v) notify each Holder that any Notes not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

              (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

              As soon as practicable after the close of the Exchange Offer, the Company shall:

              (1) accept for exchange all Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer;

              (2) deliver, or cause to be delivered, to the Trustee for cancellation all Notes or portions thereof so accepted for exchange by the Company; and

              (3) issue, and cause the Trustee under the Indenture to promptly authenticate and deliver to each Holder, Exchange Notes equal in principal amount to the principal amount of the Notes surrendered by such Holder.

              Interest on each of the Exchange Notes issued pursuant to the Exchange Offer will accrue from the last date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on such Notes, from the Issue Date. To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, the Company shall use its reasonable best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions other than the conditions referred to in Section 2(b)(i) below and those conditions that are customary in similar exchange offers. Each Holder of Registrable Notes who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that (i) it is not an Affiliate of the Company, (ii) it is not a broker-dealer tendering Registrable Notes acquired directly from the Company, (iii) the Exchange Notes to be received by it are being acquired in the ordinary course of its business and (iv) at the time of the Exchange Offer, it has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes. The Company shall inform the Initial Purchasers, after consultation with the Trustee, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders in order to facilitate the tender of Registrable Notes in the Exchange Offer.

              Upon consummation of the Exchange Offer in accordance with this
Section 2(a), the provisions of this Agreement shall continue to apply, MUTATIS MUTANDIS, solely with respect to Exchange Notes held by Participating Broker-Dealers to the extent of any prospectus delivery requirement for a period of 60 days after the Exchange Offer is consummated, and the Company shall not have any further obligation to register the Registrable Notes held by any Holder (other than any Initial Purchaser) pursuant to Section 2(b) of this Agreement.

              (b) SHELF REGISTRATION. In the event that (i) the Company reasonably determines, after conferring with counsel (which may be in-house counsel), that the Exchange Offer Registration provided in Section 2(a) above is not available under applicable law and regulations and currently prevailing interpretations of the staff of the SEC, (ii) the Exchange Offer is not consummated within 245 calendar days after the Issue Date or (iii) upon the request of any Initial Purchaser with respect to any Registrable Notes held by it, if such Initial Purchaser is not permitted, in the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws (any of the events specified in (i), (ii) or (iii) being a "SHELF REGISTRATION EVENT", and the date of occurrence thereof being the "SHELF REGISTRATION EVENT DATE"), then in addition to or in lieu of conducting the Exchange Offer contemplated by Section 2(a), as the case may be, the Company shall promptly notify the Holders and shall, at its cost, use its reasonable best efforts to cause to be filed as promptly as practicable after such Shelf Registration Event Date, a Shelf Registration Statement providing for the sale by the Holders of such Registrable Notes, and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable. No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 10 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

              In the case of a Shelf Registration Event arising under clause
(iii) of the prior paragraph, the Company, upon request of such Initial Purchaser, and to the extent permitted by applicable law, shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchaser, in exchange (the "PRIVATE EXCHANGE") for such Notes held by the Initial Purchaser, a like principal amount of debt securities of the Company that are identical in all material respects to the Exchange Notes other than transfer restrictions (the "PRIVATE EXCHANGE NOTES") and which are issued pursuant to the same indenture as the Exchange Notes. The term Exchange Notes shall include the Private Exchange Notes unless the context otherwise requires and the Private Exchange Notes shall have such rights in addition to the rights granted under this Section 2(b). To the extent permitted the Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

              The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and the Prospectus usable for resales until the earlier of: (a) the end of the Rule 144(k) Period or (b) such time as all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Notes (the "EFFECTIVENESS PERIOD"). The Company shall not permit any securities other than (i) the Company's issued and outstanding securities currently possessing incidental registration rights and (ii) Registrable Notes to be included in the Shelf Registration. The Company will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration has become effective and take any other action required to permit unrestricted resales of the Registrable Notes. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after it has been filed with the SEC.

              (c) EXPENSES. The Company shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to Section 2(a) or 2(b) hereof. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

              (d) EFFECTIVE REGISTRATION STATEMENT. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that if, after it has been declared effective, the Exchange Offer or the offering of Registrable Notes pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Exchange Offer Registration Statement or Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the Exchange Offer or the offering of Registrable Notes pursuant to such Registration Statement may legally resume. The Company will not be deemed to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become or to remain effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period, unless such action is required by applicable law.

              (c)  LIQUIDATED DAMAGES.  In the event that:

                     (i) the Exchange Offer Registration Statement is not filed with the Commission by the Filing Date, the Exchange Offer Registration Statement is not declared effective by the Commission by the Effective Date or the Exchange Offer is not consummated on or prior to the Consummation Date (unless changes in law or the applicable interpretation of the staff does not permit the Company to effect the Exchange Offer, in which case clause (ii) shall apply); or

                     (ii) any Shelf Registration Statement with respect to the Registrable Notes required to be filed pursuant to clause (i) or (iii) of
Section 2(b) is not declared effective (or shall thereafter cease to be effective, except for a 60-day grace period within any 12 month period as the result of the occurrence of an event specified in Section 3(e)(iii), 3(e)(iv), 3(e)(v) or 3(e)(vi), prior to the earlier of the second anniversary of the Issue Date or until all Registrable Notes have been sold thereunder) under the Securities Act on or prior to the later of the 245th calendar day after the date of the original issuance of such Notes and the 60th calendar day after the publication of the change in law or interpretation;

then Liquidated Damages shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following each such date and such Liquidated Damages rate shall increase to 1.0% per annum commencing on the 91st day following each such date; PROVIDED, HOWEVER, that upon (1) filing of the Exchange Offer Registration Statement after the Filing Date or the declaration of the Effectiveness of the Exchange Offer Registration Statement after the Effective Date or the consummation of the Exchange Offer after the Consummation Date, as applicable as described in clause (i) above or
(2) the effectiveness of a Shelf Registration Statement after the 245th or 60th calendar day, as applicable, described in clause (ii) above (or if the Shelf Registration Statement ceased to be effective as described above, once the Shelf Registration Statement again becomes effective), such Liquidated Damages shall cease to accrue.

              Any amounts of Liquidated Damages due pursuant to Section 2(e)(i) or (ii) above will be payable in cash on the next succeeding June 1 or December 1, as the case may be, to Holders on the relevant record dates for the payment of interest pursuant to the Indenture.

              3. REGISTRATION PROCEDURES. In connection with the obligations of the Company pursuant to Sections 2(a) and 2(b) hereof, the Company shall use its reasonable best efforts to:

              (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time periods specified in Section 2 hereof on the appropriate form under the Securities Act, (x) which form shall (i) be selected by the Company and (ii) in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Notes, and (y) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and to cause such Registration Statement to become effective and remain effective (and, in the case of a Shelf Registration Statement, the Prospectus to remain usable for resales) in accordance with Section 2 hereof; PROVIDED, HOWEVER, that if (1) such filing is pursuant to Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, before filing any such Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to a representative designated by the Majority Holders (the "REPRESENTATIVE") which, unless other notice is given to the

Company, shall be the Initial Purchasers and their counsel and afford such Persons a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto which have been previously filed with the SEC) proposed to be filed; and the Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Representative must be afforded an opportunity to review prior to the filing of such document if the Representative and their counsel shall reasonably object in a timely manner unless required by law;

              (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Exchange Period, the Effectiveness Period or the Applicable Period, as the case may be, and cause each Prospectus to be supplemented, if determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by a Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

              (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least three Business Days prior to filing, that the Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holder that the distribution of Registrable Notes will be made in accordance with the method selected by the Majority Holders, (ii) furnish to each Holder of Registrable Notes included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes and
(iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

              (d) in the case of a Shelf Registration, register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions by the time the Shelf Registration Statement is declared effective by the SEC as any Holder of Registrable Notes covered by such Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

              (e) (1) in the case of the Shelf Registration or (2) if Participating Broker-Dealers, from whom the Company has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(u) hereof, are seeking to sell Exchange Notes and are required to deliver Prospectuses, promptly notify each Holder of Registrable Notes or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when the applicable Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the applicable Registration Statement or Prospectus or for additional information after such Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the applicable Registration Statement or the qualification of the Registrable Notes or the Exchange Notes to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in Section 3(d) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of the Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwritten or other similar agreement cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts during the Effectiveness Period, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as well as any other corporate developments, public filings with the SEC or similar events causing such Registration Statement not to be effective or the Prospectus not useable for resales and (vi) of the reasonable determination of the Company that a post-effective amendment to the applicable Registration Statement would be appropriate;

              (f) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

              (g) in the case of the Shelf Registration, furnish to each Holder of Registrable Notes included within the coverage of the Shelf Registration Statement, without charge, at least one conformed copy of such Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

              (h) in the case of the Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Notes pursuant to such Shelf Registration Statement;

              (i) in the case of a Shelf Registration or an Exchange Offer Registration, promptly after the occurrence of any event specified in Section 3(e)(iii), 3(e)(v) (subject to a 60-day grace period within any 12-month period) or 3(e)(vi) hereof, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Notes, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has so amended or supplemented the Prospectus;

              (j) in the case of the Shelf Registration, a reasonable time prior to the filing of any document which is to be incorporated by reference into the Shelf

Registration Statement or the Prospectus after the initial filing of the Shelf Registration Statement, provide a reasonable number of copies of such document to the Representative and make such of the representatives of the Company as shall be reasonably requested by the Representative on behalf of such Holders available for discussion of such document;


              (k) obtain a CUSIP number and ISIN for the Exchange Notes not later than the effective date of the Exchange Offer Registration Statement, and provide the Trustee with certificates for the Exchange Notes in a form eligible for deposit with the Depositary;


              (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, and effect such changes to such document as may be required for it to be so qualified in accordance with the terms of the TIA and execute, and cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

              (m) in the case of the Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the Holders of at least 25% in aggregate principal amount of the Registrable Notes in order to facilitate the disposition of the Registrable Notes;

              (n) in the case of the Shelf Registration, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by an Initial Purchaser, in the case where such Initial Purchaser holds Notes acquired by it as part of its initial placement or Private Exchange Notes: (i) make such representations and warranties to Initial Purchasers and the underwriters (if any) with respect to the business of the Company and the subsidiaries of the Company as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Initial Purchasers, addressed to the Initial Purchasers and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain
"cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and
(iv) provide indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriters) customary for such agreements with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders);

              (o) if (i) the Shelf Registration is filed pursuant to Section 2(b) or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make reasonably available for inspection by any selling Holder of Registrable Notes in such offering or Participating Broker-Dealer, as applicable, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder, Participating Broker-Dealer, or underwriter (collectively, the "INSPECTORS") at the offices where normally kept, during the Company's normal business hours, all financial and other records, pertinent organizational and operational documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, trustees and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Person in connection with such Registration Statement; and any Records and information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (i) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) such Records or information previously has been made generally available to the public; and each such selling Holder of Registrable Notes, Participating Broker-Dealer and underwriter will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector; and each such selling Holder, Participating Broker-Dealer and underwriter will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

              (p) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement hereof shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

              (q) upon consummation of the Exchange Offer, if requested by the Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer, substantially to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Notes, and (ii) each of the Exchange Notes constitutes a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its respective terms (in each case, with customary exceptions);

              (r) if the Exchange Offer is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for Exchange Notes, the Company shall mark, or cause to be marked, on such Registrable Notes delivered by such Holders that such Registrable Notes are being cancelled in exchange for Exchange Notes; it being understood that in no event shall such Registrable Notes be marked as paid or otherwise satisfied;

              (s) cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD;

              (t) take all other steps necessary to effect the registration of the Registrable Notes covered by the Shelf Registration Statement contemplated hereby;

              (u) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Representative and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities (a "PARTICIPATING BROKER-DEALER") and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Representatives or such other representative, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in
Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto), (iii) keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Notes; PROVIDED, HOWEVER, that such period shall not be required to exceed
60 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the

"APPLICABLE PERIOD"), and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

              "If the exchange offeree is a broker-dealer holding Registrable Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Registrable Notes pursuant to the Exchange Offer";

and (y) a statement to the effect that, by making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

              (B) in the case of the Exchange Offer Registration Statement, the Company agrees to deliver to the Initial Purchasers, if reasonably requested by an Initial Purchaser on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to such Initial Purchaser covering the matters customarily covered in opinions requested in connection with exchange offer registration statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officers' certificate containing certifications substantially similar to those set forth in Section 5(c) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (iii) upon the effectiveness of the Exchange Offer Registration Statement, comfort letter(s), in each case, in customary form if permitted by Statement on Auditing Standards No. 72.

              The Company may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Company such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company may exclude from such registration the Registrable Notes of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall not have any obligation to register under the Securities Act the Registrable Notes of a seller who so fails to furnish such information.

              In the case of the Shelf Registration Statement, or if Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in this Section 3(u) hereof are seeking to sell Exchange Notes and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes or Exchange Notes, as the case may be, pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes or Exchange Notes, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes or Exchange Notes, as the case may be, pursuant to a Registration Statement, the Company shall use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable after the resolution of the related matters an amendment or supplement to the applicable Registration Statement and shall extend the period during which such Registration Statement is required to be maintained effective and the Prospectus usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

              4.  INDEMNIFICATION AND CONTRIBUTION.

              (a) In connection with any Registration Statement, the Company shall indemnify and hold harmless the Initial Purchasers, each Holder, each underwriter who participates in an offering of Registrable Notes, each Participating Broker-Dealer, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents (each, an "INDEMNIFIED PERSON"), against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating,

1. preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is (i) made in reliance upon and in conformity with information ("INDEMNIFIED PERSON INFORMATION") relating to any Holder or any other Indemnified Person furnished in writing to the Company by such Indemnified Person expressly for use in a Registration Statement or any Prospectus or (ii) with respect to the Indemnified Person from whom the person asserting the loss, claim, damage or liability purchased Notes or Private Exchange Notes, made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented) shall have been furnished to the Indemnified Person by the Company with such amendments or supplements thereto on a timely basis and such Prospectus (as amended or supplemented) was not delivered by or on behalf of the Indemnified Person to the person asserting the claim or action, if required by law to have been so delivered by the Indemnified Person seeking indemnification, at or prior to the written confirmation of the sale of such Notes or Private Exchange Notes, and it shall be finally determined by a court of competent jurisdiction, by a judgment not subject to appeal or review, that the Prospectus (as amended or supplemented) would have corrected such untrue statement or omission. The Company shall notify any applicable Indemnified Party promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation, of which it has knowledge, in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

              In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Person with respect to which indemnity may be sought against an indemnifying party (or indemnifying parties), such Indemnified Person shall promptly notify the indemnifying party (or indemnifying parties) in writing (PROVIDED that the failure to give such notice shall not relieve the indemnifying party (or indemnifying parties) of its obligations pursuant to this Agreement unless and only to the extent such failure to give notice results in the loss or compromise of any material rights or defenses of the indemnifying party (or indemnifying parties) as determined by a court of competent jurisdiction by a final judgment no longer subject to appeal or review). Upon receiving such notice, the indemnifying party (or indemnifying parties) shall be entitled to participate in any such action or proceeding and to assume, at their sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the indemnifying party (or indemnifying parties) or an affiliate thereof) and, after written notice from the indemnifying party (or indemnifying parties) to such Indemnified Person of their election so to assume the defense thereof within 15 business days after receipt of the notice from the Indemnified Person of such action or proceeding, the indemnifying party (or indemnifying parties) shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnifying party (or indemnifying parties) agrees in writing to pay such fees and expenses, or (ii) the indemnifying party (or indemnifying parties) fails to assume such defense within the 15 business days specified above or fails to employ counsel reasonably satisfactory to such Indemnified Person, or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the indemnifying party (or indemnifying parties) or its (or their) affiliates, and such Indemnified Person shall have been advised by counsel that a conflict (actual or potential) of interest exists between such Indemnified Person and the indemnifying party (or indemnifying parties) or its affiliates, in which case, if such Indemnified Person notifies the indemnifying party (or indemnifying parties) in writing, neither the indemnifying party (or indemnifying parties) nor its affiliates shall have the right to assume the defense thereof, it being understood, however, that te indemnifying party (or indemnifying parties) shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Persons. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the indemnifying party (or indemnifying parties) to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party (or indemnifying parties) agrees that it (or they) shall be liable for any settlement of any proceeding effected without its (or their) written consent if (i) such settlement is entered into more than 60 business days after receipt by the indemnifying party (or indemnifying parties) of the aforesaid request and (ii) the indemnifying party (or indemnifying parties) shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The indemnifying party (or indemnifying parties) shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

              (b) Each of the Indemnified Persons agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on any Indemnified Person Information provided by such Indemnified Person.

              (c) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the Company or the Indemnified Persons, as applicable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company, on the one hand, or the Indemnified Persons, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth in this
Section 4 shall be in addition to any liability or obligation that the Company may otherwise have (other than with respect to the matters covered by this Section 4) to any Indemnified Person.

              (d) The Company and the Indemnified Persons agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by PRO RATA allocation (even if the Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons' obligations to contribute pursuant to this Section 4 are several not joint. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Registrable Notes pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Registrable Notes and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

              5. PARTICIPATION IN AN UNDERWRITTEN REGISTRATION. No Holder may participate in an underwritten registration hereunder unless such Holder
(a) agrees to sell such Holder's Registrable Notes on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements; (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

              6. SELECTION OF UNDERWRITERS. The Holders of Registrable Notes covered by the Shelf Registration Statement who desire to do so may sell the Notes covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(m) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount, as applicable, of the Registrable Notes included in such offering; PROVIDED, HOWEVER, that such underwriters and managers must be reasonably satisfactory to the Company.

              7.  MISCELLANEOUS.

              (a) RULE 144 AND RULE 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Notes remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; PROVIDED, HOWEVER, that if the Company ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Notes (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

              (b) NO INCONSISTENT AGREEMENTS. The Company has not entered into, nor will the Company on or after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof, except to the extent that the other party to any such agreement has waived such conflict. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

              (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; PROVIDED that no amendment, modification or supplement or waiver or consent to departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder of Registrable Notes. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Notes, by written agreement signed by the Company and the Initial Purchasers, to cure any ambiguity, to correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this

Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to an Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by such Initial Purchaser and the Company.

              (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to each Initial Purchaser, the address set forth in the Purchase Agreement; and
(ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

              All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

              Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

              (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED, HOWEVER, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

              (f) THIRD PARTY BENEFICIARIES. Each Holder and any Participating Broker-Dealer shall be third party beneficiaries of the agreements made hereunder among the Initial Purchasers and the Company, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

              (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (i) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

              (j)    JURISDICTION, ETC.

                     (i) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, Exchange Notes or the Private Exchange Notes, or for recognition or enforcement of any judgment, and the Company hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Company hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon the Company at its offices at 8100 34th Avenue South, Minneapolis, MN 55425-1640, Attention: Corporate Secretary (the "PROCESS AGENT") and hereby further agrees that the failure of the Process Agent to give any notice of any such service to the Company shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes, the Exchange Notes or the Private Exchange Notes in the courts of any jurisdiction.

                     (ii) The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes, the Exchange Notes or the Private Exchange Notes in any New York State or federal court. The Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                     (iii) To the extent that the Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes, the Exchange Notes or the Private Exchange Notes.

              (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

              (l) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

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                                       31

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            CERIDIAN CORPORATION


                                            By: /s/ John R. Eickhoff
                                                --------------------------------
                                            Name: John R. Eickhoff
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


Confirmed and accepted as of
  the date first above
  written:

BANC OF AMERICA SECURITIES LLC


By: /s/ Lynn T. McConnell
    --------------------------------
    Name: Lynn T. McConnell
    Title: Managing Director


CHASE SECURITIES INC.


By: /s/ Melanie Shugart
    --------------------------------
    Name: Melanie Shugart
    Title: Managing Director


BNY CAPITAL MARKETS, INC.


By: /s/ Daniel Klinger
    --------------------------------
    Name: Daniel Klinger
    Title: Vice President

TD SECURITIES (USA) INC.


By: /s/ Gordon A. Paris
    --------------------------------
    Name: Gordon A. Paris
    Title: Managing Director & Head


U.S. BANCORP PIPER JAFFRAY INC.


By: */s/ Stuart C. Harvey
    --------------------------------
    Name: Stuart C. Harvey
    Title: Managing Director